UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2014

STAPLES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

e)     On June 2, 2014, the stockholders of Staples, Inc. (the “Company”) approved the Staples, Inc. 2014 Stock Incentive Plan (the "2014 Plan").

The 2014 Plan is intended to replace our Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”). The 2014 Plan contains the following material terms that are designed to provide the Company with sufficient shares of Common Stock to properly incent and retain its employees, advisors and directors, but also to align the plan with best practices. In particular, the 2014 Plan:

•	Provides for 15,000,000 shares of our Common Stock authorized for issuance under the plan, plus shares rolled-over from the 2004 Plan;

•
Allows shares used to satisfy statutory minimum tax withholding obligations on awards other than stock options and stock appreciation rights (SARs) to be returned to the 2014 Plan for the grant of future awards;

•	Provides that shares we repurchase on the open market using proceeds from the exercise of awards will not increase the number of shares available for issuance under the 2014 Plan;

•
Requires that discretionary awards to our non-employee directors be granted and administered by a Committee of the Board of Directors, all of the members of which are independent as defined under the NASDAQ Rules;

•
Limits the number of shares of Common Stock with respect to which awards may be granted to each non-employee director to 150,000 per fiscal year and to all non-employee directors to no more than 2,000,000 in the aggregate over the life of the 2014 Plan;

•	Broadly prohibits the repricing of options and SARs without stockholder approval;

•
Requires that no dividends or dividend equivalents will be paid with respect to restricted stock, restricted stock units, other stock-based awards and performance awards unless and until the underlying award vests; and

•
For purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (i) provides that no more than 3,450,000 shares of Common Stock may be made subject to awards granted per participant under the 2014 Plan per fiscal year; and (ii) establishes performance criteria upon which performance goals may be based with respect to performance awards granted under the 2014 Plan.

The granting of awards under the 2014 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

The material terms of the 2014 Plan are summarized on pages 23-30 of the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the "SEC") on April 11, 2014 (the “Proxy Statement”), which description is incorporated by reference.

The description of the 2014 Stock Incentive Plan is qualified in its entirety by reference to the actual terms of the plan, which is attached to this report as Exhibit 10.1.

Item 5.07  Submission of Matters to a Vote of Security Holders.

Staples, Inc. held its annual meeting of stockholders on June 2, 2014. Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders. More information about the proposals set forth below can be found in the Proxy Statement.

1.	Election of Directors:

Director	For	Against	Abstain	Broker Non Vote
Basil L. Anderson	479,502,720	5,876,652	1,038,796	59,905,608

Drew G. Faust	483,078,241	2,663,156	676,771	59,905,608

Justin King	483,413,848	1,971,499	1,032,821	59,905,608

Carol Meyrowitz	460,204,430	25,556,974	656,764	59,905,608

Rowland T. Moriarty	459,100,020	26,274,869	1,043,279	59,905,608

Robert C. Nakasone	479,865,837	5,515,869	1,036,462	59,905,608

Ronald L. Sargent	450,992,786	31,626,040	3,799,342	59,905,608

Robert E. Sulentic	483,393,780	1,988,339	1,036,049	59,905,608

Raul Vazquez	460,369,919	25,384,559	663,690	59,905,608

Vijay Vishwanath	467,344,748	18,407,459	665,961	59,905,608

Paul F. Walsh	437,130,929	48,250,026	1,037,213	59,905,608

2. Approval of the Staples, Inc. 2014 Stock Incentive Plan.

For	Against	Abstain	Broker Non Vote
458,488,997	26,675,904	1,253,267	59,905,608

3.    Approval, on an advisory basis, of named executive officer compensation.

For	Against	Abstain	Broker Non Vote
224,845,331	260,149,069	1,423,768	59,905,608

4.     Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Staples' independent registered public accounting firm for the current fiscal year.

For	Against	Abstain	Broker Non Vote
541,242,288	4,257,125	824,363	—

5.           Non-binding stockholder proposal requiring Company to have an Independent Board Chairman.

For	Against	Abstain	Broker Non Vote
245,898,658	239,521,573	997,937	59,905,608

6.    Non-binding stockholder proposal requiring Company to produce a human rights report.

For	Against	Abstain	Broker Non Vote
111,633,776	285,244,351	89,540,041	59,905,608

Item 9.01  Financial Statements and Exhibits.

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 2, 2014	Staples, Inc.

		By:	/s/ Michael T. Williams
Michael T. Williams
Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Staples, Inc. 2014 Stock Incentive Plan